UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2012

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 10, 2012, the Board of Directors of BCB Community Bank (the “Bank”), a wholly owned subsidiary of BCB Bancorp, Inc. (the “Company”) notified Mr. Donald Mindiak, President and Chief Executive Officer of the Bank and the Company, that his Employment Agreement, dated July 6, 2010, would not be renewed.  On the same date, the Board of Directors of the Bank notified Mr. Thomas Coughlin, Chief Operating Officer of the Bank and the Company, Mr. Kenneth Walter, Chief Financial Officer of the Bank and the Company, and Mr. Amer Saleem, Vice President of Commercial Lending of the Bank and the Company, that their Employment Agreements, dated July 6, 2010, would not be renewed (collectively, the “Employment Agreements”).  Upon an executive’s receipt of a non-renewal notice, the term of his Employment Agreement becomes fixed and ends on the third anniversary of the date of the non-renewal notice.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit No.	Description

10.1	Non-Renewal Notice of Employment Agreement by and between the Bank and Donald Mindiak, hand-delivered May 10, 2012

10.2	Non-Renewal Notice of Employment Agreement by and between the Bank and Thomas Coughlin, hand-delivered May 10, 2012

10.3	Non-Renewal Notice of Employment Agreement by and between the Bank and Kenneth Walter, hand-delivered May 10, 2012

10.4	Non-Renewal Notice of Employment Agreement by and between the Bank and Amer Saleem, hand-delivered May 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: May 14, 2012	By:	/s/ Donald Mindiak
Donald Mindiak
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Non-Renewal Notice of Employment Agreement by and between the Bank and Donald Mindiak, hand-delivered May 10, 2012

10.2	Non-Renewal Notice of Employment Agreement by and between the Bank and Thomas Coughlin, hand-delivered May 10, 2012

10.3	Non-Renewal Notice of Employment Agreement by and between the Bank and Kenneth Walter, hand-delivered May 10, 2012

10.4	Non-Renewal Notice of Employment Agreement by and between the Bank and Amer Saleem, hand-delivered May 10, 2012